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                                  EXHIBIT 99.3
                             CAPITAL HOLDINGS, INC.
                    COMMUNITY OFFERING SUBSCRIPTION AGREEMENT

         EXPIRATION DATE: DECEMBER 1, 1999

         You may subscribe for shares of Capital Holdings, Inc. common stock through a COMMUNITY OFFERING that begins October 15, 1999 and ends on December 1, 1999. This offering will only be available if any shares remain unsold after our rights offering that we commenced on October 15, 1999 and ends on November 15, 1999. This offering will only be available if any shares remain unsold after the rights offering. To participate in the COMMUNITY OFFERING, you must subscribe for A MINIMUM OF 400 SHARES and complete the appropriate subscription agreement, which is attached and include full payment for those shares as well. Orders received in the community offering are subject to proration if the number of shares ordered exceeds the number of shares remaining after the rights offering. Also, orders in the community offering are subject to rejection in whole or in part solely at our discretion.

         To order shares in the community offering, we must receive a properly completed and executed copy of this Subscription Agreement by December 1, 1999, together with a personal check, cashier's check or money order payable to "CAPITAL HOLDINGS, INC." for an amount equal to the number of shares subscribed for multiplied by $27. The deadline for submitting the subscription agreement and related payment in the community offering is DECEMBER 1, 1999.

         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED OCTOBER 11, 1999, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CAPITAL HOLDINGS, INC. BY CALLING STEPHEN J. KOVATCH, SENIOR VICE PRESIDENT, AT (419) 885-7379 OR(800) 366-5580.

         EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.

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
         1.   Number of shares you are subscribing for: (MINIMUM 400 SHARES)        _______________

         2.   Total subscription price:  (NUMBER OF SHARES IN LINE 1 TIMES $27)     _______________
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         METHOD OF PAYMENT: Payment must be in the form of cashier's check, certified check, money order, or personal check payable to "CAPITAL HOLDINGS,
INC."

         If the aggregate amount enclosed is insufficient to purchase the total number of shares listed in line 1, or if payment is enclosed but the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. Any remaining funds shall be mailed to the subscriber without interest as soon as practicable.

         Please indicate the form of ownership desired for the Shares:

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
         _______  Individual                                             _______        Corporation
         _______  Joint Tenants with Right of Survivorship               _______        Partnership
         _______  Tenants in Common                                      _______        Custodian
         _______  Trust                                                  _______        Other (please describe):
                                                                         __________________________________________________
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         PLEASE PRINT OR TYPE BELOW THE EXACT TITLING IN WHICH UNDERSIGNED
DESIRES THE COMMON SHARES TO BE REGISTERED:


________________________________________________________________________________

________________________________________________________________________________

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
         _______________________________________________________      ___________________________________________________
         Signature                                                    Date
         _______________________________________________________      ___________________________________________________
         Signature of Joint Owner, if applicable                      Area Code and Telephone Number
         _______________________________________________________      ___________________________________________________
         Street Address                                               Social Security or Federal Taxpayer
                                                                      Identification No.
         _______________________________________________________      ___________________________________________________
         (City)                   (State)                  (Zip)
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         TO BE COMPLETED BY CAPITAL HOLDINGS, INC.

         Accepted as of _______________________ , 1999, as to __________ Shares.


                                     -----------------------------------
                                     Robert A. Sullivan
                                     President and Chief Operating Officer

                   [SEE REVERSE SIDE FOR SUBSTITUTE FORM W-9]


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
            SUBSTITUTE                    PART  I  -  Taxpayer Identification
            Form W-9             Number.   For all accounts enter taxpayer               (X)________________________________
                                 number in the appropriate box.  For most                    Social Security Number
                                 individuals, this is your social security
   Department of the Treasury    number.  If you do not have a number or if              OR_________________________________
   Internal Revenue Service      the account is in more than one name,                      Employer Identification Number
                                 contact the office identified in Instruction
   Payer's Request for           6.
   Taxpayer Identification
   Number ("TIN")

                                          PART II - For Payees Exempt from Backup Withholding

                                          Certification - Under penalties of perjury, I certify that:

                                 (1)  The number shown on this form is my
                                      correct Taxpayer Identification Number (or
                                      I am waiting for a number to be issued to
                                      me), and

                                 (2)  I am not subject to backup withholding
                                      either because (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                          CERTIFICATION GUIDELINES - You must
                                 cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).



            Signature (X)________________________________________         Date  _______________________, 1999


                SUBSTITUTE FORM W-9. Each subscriber must provide a correct taxpayer identification number ("TIN") and sign and date the Substitute W-9 on the Transmittal. In general, if a subscriber is an individual, the TIN is the social security number of such individual. See the enclosed guidelines. If the correct TIN is not provided, the subscriber may be subject to a $50 penalty imposed by the Internal Revenue Code. For further information regarding instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), contact Stephen J. Kovatch, Senior Vice President, Capital Holdings, Inc, 5520 Monroe Street, Sylvania, Ohio 43560: (419) 885-7379 or (800) 366-5580.

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